FOR IMMEDIATE RELEASE

July 2, 2015

Blue Calypso Announces Reverse Stock Split in Preparation for Proposed Up-listing to National Exchange

(DALLAS) – Blue Calypso, Inc. (OTCQB:BCYP), a developer of patented mobile consumer shopping engagement solutions for retailers, consumers and product manufacturers today announced that its Board of Directors has approved a 1-for-50 reverse stock split of the Company’s authorized, issued and outstanding stock in preparation for its proposed up-listing to either the NYSE MKT or the NASDAQ Capital markets. We can provide no assurance, however, that our application to either exchange will be approved. The Company received majority shareholder approval for the proposed reverse split on June 12, 2015 at a special meeting of the shareholders.

“The reverse stock split represents a significant milestone for Blue Calypso as we intend to uplist to a national securities exchange to attract a broader audience of informed investors. We believe that Blue Calypso is a great long-term investment and we want to remove any barriers that would otherwise prohibit investors from participating in our future,” said Andrew Levi, Blue Calypso Chairman and CEO. “With our Markman hearing right around the corner and exciting progress happening in our operating business, we look forward to generating more value for our investors in the future,” concluded Levi.

The reverse stock split will become effective today and the Company’s stock will begin trading on a split-adjusted basis under a new CUSIP number 09531B302. For the following 20 trading days the Company’s ticker symbol will be BCYPD. After that time, the Company’s ticker symbol will once again be BCYP.

At the effective time of the 1-for-50 reverse stock split, every 50 shares of issued and outstanding common stock will be converted into one share of issued and outstanding stock, and the total outstanding shares of common stock will be reduced from 250,666,631 to approximately 5,013,333. The number of authorized shares and the par value per share will remain unchanged. No fractional shares will be issued in connection with the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the reverse stock split. Stockholders who hold their shares in brokerage accounts or "street name" are also not required to take any action to effect the exchange of their shares.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

About Blue Calypso, Inc.

Blue Calypso, Inc. (BCYP) develops and delivers an innovative location-centric mobile shopper engagement platform for brands and retailers using its patented portfolio of products, including KIOSentrix™, Mobile ADvantage™, DashTAGG® and SOCIALECHO™. The Company employs its unique and flexible platform to connect consumers to brands, drive local in-store traffic, increase shopper spend and shorten the consumer’s path-to-purchase. For more information about the company, please visit www.bluecalypso.com

MEDIA CONTACT

Rachel David

HCK2 Partners

972-499-6630

rachel.david@hck2.com

INVESTOR CONTACT

MKR Group Inc.Todd Kehrli or Mark Forney

323-205-4336

bcyp@mkr-group.com

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